UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July  9, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 9, 2013, Corporate Resource Services, Inc. (the “Company”) issued a press release (the “Radio Interview Press Release”) announcing that, on July 2, 2013, NFL Hall of Fame Quarterback Dan Marino, a shareholder and business development advisor to the Company, and James Altucher, a member of the Company’s Board of Directors, discussed the staffing industry and the Company on Stansberry Radio Network.  A copy of the Radio Interview Press Release is attached hereto as Exhibit 99.1.

Additionally, on July 11, 2013, the Company issued a press release (the “Abest-New York Press Release”) announcing that it’s joint venture in retail energy, Abest Power & Gas, LLC, has received clearance from New York State’s major downstate utilities to begin providing electricity and natural gas to the New York market.    A copy of the Abest-New York  Press Release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits

99.1            The Radio Interview Press Release issued by Corporate Resource Services, Inc. dated July 9, 2013.

99.2            The Abest-New York Press Release issued by Corporate Resource Services, Inc. dated July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  July 16, 2013